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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

     TYLER, TEXAS, May 1, 2002 - Classic Communications, Inc. (OTC Bulletin Board - CLSCQ.OB) announced that its subsidiary, Classic Cable, Inc., entered into an amendment to its debtor-in-possession revolving credit facility on April 30, 2002. Classic had previously announced that Classic Cable was not in compliance with certain covenants in its debtor-in-possession credit facility and that this non-compliance constituted an event of default under the credit facility. The amendment, which was unanimously approved by the lenders and made effective as of April 30, 2002, modifies certain covenants and waives the existing defaults under the credit facility. The amendment was previously approved by the Bankruptcy Court on April 15, 2002.

     The matters discussed herein contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and
Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "may," "will," "should," "expects," "anticipates," "considering," "believe," "estimates," "predicts," "potential," or "continue" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Classic's most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in Classic's other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Classic undertakes no obligation to revise these forward-looking statements publicly to reflect events or circumstances that arise after the date hereof.